UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2024

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-39453	92-3037714
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Warrants to purchase one share of Common Stock, each at an exercise price of $115.00 per share	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2024, the New York Stock Exchange (the “NYSE”) notified Markforged Holding Corporation (the “Company”) that the NYSE had determined to (a) commence proceedings to delist the Company’s public warrants (the “Warrants”), such Warrants being exercisable for one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $115.00 per share, and listed to trade on the NYSE under the symbol “MKFG.WS” and (b) immediately suspend trading in the Warrants due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. On September 26, 2024, the NYSE issued a press release regarding such matter. The Company does not intend to appeal the NYSE’s determination.

Trading in the Company’s Common Stock will be unaffected and the Common Stock will continue to trade on the NYSE under the symbol “MKFG”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date: September 27, 2024	By:	/s/ Stephen Karp
Stephen Karp
General Counsel and Secretary